THELEN REID & PRIEST LLP
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MORRISTOWN, N.J.

                                                                    EXHIBIT 5(b)


                                 March 15, 2002


TXU Corp.
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

     Reference is made to the Registration Statement (Registration Statement) on Form S-3 to be filed by TXU Corp. (Company) and TXU Capital III and TXU Capital IV (each a Trust) on or about the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of
(i) securities (Securities) in an aggregate offering amount not to exceed $2,000,000,000, including (a) shares of the Company's common stock, without par value (Common Stock), and the rights to purchase the Company's Series A Preference Stock attached thereto (Rights); (b) contracts to purchase shares of Common Stock (Stock Purchase Contracts); (c) units, each comprised of a Stock Purchase Contract and either unsecured senior notes of the Company (Debt Securities) or debt obligations of third parties, including U.S. Treasury Securities, pledged to secure the holder's obligation to purchase shares of Common Stock under the Stock Purchase Contracts (Stock Purchase Units); (d) one or more series of Debt Securities of the Company, each issued pursuant to the terms of an indenture (Debt Securities Indenture), not as a part of Stock Purchase Units; (e) shares of one or more series of the Company's preference stock, $25 par value per share (Preference Stock); and (f) one or more series of preferred trust securities of a Trust (Preferred Trust Securities); (ii) one or more guarantees of the Company with respect to Preferred Trust Securities (each a Guarantee); and (iii) one or more series of junior subordinated debentures of the Company (Subordinated Debentures), each to be issued pursuant to the terms of an indenture (Subordinated Indenture) and purchased by a Trust with the proceeds of the sale of Preferred Trust Securities and the related common trust securities issued by such Trust. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

     2. All requisite action necessary to make any shares of Common Stock, at the time such shares are issued, validly issued, fully paid and non-assessable, and the attached Rights, at the time they are issued, validly issued, shall have been taken when:

          a. The Board of Directors of the Company, or a duly authorized committee thereof, shall have adopted appropriate resolutions approving and authorizing the issuance and sale of such shares and attached Rights and any other action necessary to the consummation of the proposed issuance and sale thereof; and

          b. Such shares and attached Rights shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement as supplemented by a prospectus supplement with respect to such issuance and sale and the acts and proceedings referred to above.

     3. All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units valid, legal and binding obligations of the Company will have been taken when:

          a. The Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to establish the terms of such Stock Purchase Contracts or Stock Purchase Units, as the case may be; and

          b. Such Stock Purchase Contracts or Stock Purchase Units, as the case may be, shall have been issued and delivered in accordance with the terms and provisions thereof and for the consideration contemplated by, and otherwise in conformity with, the Registration Statement as supplemented by a prospectus supplement with respect to such issuance and delivery and the acts and proceedings referred to above.

     4. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company will have been taken when:

          a. A Debt Securities Indenture with respect to such Debt Securities shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under such Debt Securities Indenture; and

          b. The Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of such Debt Securities Indenture, as may be necessary to establish the terms of such Debt Securities, and such Debt Securities shall have been issued and delivered in accordance with the terms and provisions of such Debt Securities Indenture.

     5. All requisite action necessary to make any shares of Preference Stock, at the time such shares are issued, validly issued, fully paid and non-assessable will have been taken when:

          a. The Board of Directors of the Company, or a duly authorized committee thereof, shall have adopted appropriate resolutions establishing the relative rights and preferences of such shares, as set forth in or contemplated by the Registration Statement, the exhibits thereto and any prospectus supplement relating to the Preference Stock, and to authorize such other action as may be necessary to the consummation of the proposed issuance and sale of such shares;

          b. A statement with respect to the resolutions establishing the relative rights and preferences of such shares shall have been filed with the Secretary of State of Texas in the form and manner required by law; and

          c. Such shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a prospectus supplement with respect to such issuance and sale and the acts, proceedings and documents referred to above.

     6. All requisite action necessary to make any Guarantee a valid, legal and binding obligation of the Company will have been taken when the Board of Directors of the Company, a duly authorized committee thereof or an officer duly authorized thereby, shall have taken such action as may be necessary to establish the terms of such Guarantee and such Guarantee shall have been duly executed and delivered by the parties thereto.

     7. All requisite action necessary to make any Subordinated Debentures valid, legal and binding obligations of the Company will have been taken when:

          a. A Subordinated Indenture with respect to such Subordinated Debentures shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under such Subordinated Indenture; and

          b. The Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of such Subordinated Indenture, as may be necessary to establish the terms of such Subordinated Debentures, and such Subordinated Debentures shall have been issued and delivered in accordance with the terms and provisions of such Subordinated Indenture.

     We are members of the New York Bar and do not hold ourselves out as experts on the laws of Texas. As to all matters of Texas law, we have with your consent relied upon an opinion of even date herewith addressed to you by Hunton & Williams of Dallas, Texas, general counsel for the Company.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

                                           Very truly yours,


                                           /s/ THELEN REID & PRIEST LLP

                                           THELEN REID & PRIEST LLP


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